Exhibit 99.1

April 29, 2015

Tetra Tech Reports Second Quarter Results

• EPS from operations up 45%; Diluted EPS of $0.31

• Backlog up 11% in WEI / RME

• Organic growth 3% in WEI / RME

• Quarterly dividend increased 14%

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended March 29, 2015.

Second Quarter Results

Revenue in the quarter was $564.8 million and revenue, net of subcontractor costs(1), was $432.8 million.  Revenue and revenue, net of subcontractor costs, in the quarter were both up 3% compared to the prior year, excluding the wind-down of the Remediation and Construction Management (“RCM”) segment and the impact from foreign currency translation.  Operating income was $30.4 million and diluted earnings per share (EPS) were $0.31.  Operating income adjusted for non-operational items(2) in the quarter compared to last year’s second quarter was up 26%, and EPS from operations(2) were up 45% compared to the second quarter of fiscal 2014.  Cash generated from operations was $19.3 million, up 33% compared to last year’s second quarter.

Quarterly Dividend and Share Repurchase Program

On April 27, 2015, Tetra Tech’s Board of Directors declared a 14% increase in the quarterly dividend, raising it to $0.08 per share payable on May 29, 2015 to shareholders of record as of May 14, 2015.  Additionally, in the second quarter, the Company spent an additional $48.6 million of the approved $200 million share repurchase program.  For the first half of fiscal 2015, Tetra Tech has returned $77.4 million to its shareholders through share repurchases and dividends.

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Tetra Tech had a solid second quarter, which reflects the strength in our water, environment and energy business.  We continue to see a strong volume of orders and contract wins, which resulted in an 11% increase in backlog in our on-going operations on a constant currency basis.  We are focused on advancing our strategic growth plan, as demonstrated by our announced acquisition of Cornerstone Environmental Group, in addition to returning capital to our shareholders through share repurchases and dividends.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

(2)  See reconciliation tables for details on non-operational items.

Six-Month Results

Revenue for the six-month period was $1.1 billion and revenue, net of subcontractor costs, was $869.8 million.  Operating income for the six-month period was $67.0 million and EPS were $0.71.  Cash generated from operations was $24.8 million.

Income Statement

	Three Months Ended		Six Months Ended
In thousands (except EPS data)	March 29, 2015	March 30, 2014	March 29, 2015	March 30, 2014
Revenue	$564,763	$586,285	$1,145,819	$1,232,133
Subcontractor costs	(132,009)	(130,300)	(275,985)	(293,158)
Revenue, net of subcontractor costs	432,754	455,985	869,834	938,975
Operating income	30,398	46,186	67,010	89,904
Interest expense	(1,804)	(2,496)	(3,594)	(4,919)
Income tax expense	(9,584)	(11,781)	(18,760)	(25,749)
Net income including noncontrolling interests	19,010	31,909	44,656	59,236
Net loss (income) attributable to noncontrolling interests	7	(200)	(64)	(213)
Net income attributable to Tetra Tech	$19,017	$31,709	$44,592	$59,023
Earnings per share attributable to Tetra Tech:
Basic	$0.31	$0.49	$0.72	$0.91
Diluted	$0.31	$0.48	$0.71	$0.90

Weighted-average common shares outstanding:
Basic	61,153	64,835	61,816	64,670
Diluted	61,723	65,710	62,431	65,517

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects EPS for the third quarter of fiscal 2015 to be in the range of $0.40 to $0.44.  Revenue, net of subcontractor costs, for the third quarter is expected to range from $420 million to $470 million.  For fiscal 2015, EPS guidance is now expected to range from $1.60 to $1.70, and cash EPS(3) guidance is expected to range from $2.30 to $2.55.  Revenue, net of subcontractor costs, for fiscal 2015 guidance is expected to range from $1.70 billion to $1.85 billion.

(3)  Cash EPS is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.  Cash EPS is defined as cash flow from operations divided by diluted shares outstanding.  Refer to the cash flow statement for reconciliation from net income to cash flow from operations.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter results through a link posted on the Company’s website at www.tetratech.com on April 30, 2015 at 8:00 a.m. (PT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, and construction management services.  The Company supports commercial and government clients focused on water, environment, infrastructure, resource management, and energy.  With 13,000 staff worldwide, Tetra Tech provides clear solutions to complex problems.

Tetra Tech, Inc.

Regulation G Information

	Three Months Ended
Reconciliation of Operating Income	March 29,	March 30,
In thousands	2015	2014
Operating Income (GAAP):	$30,398	$46,186
Foreign currency translation	905	—
Legal settlement	3,160	—
Contingent consideration	(3,113)	(21,343)
Operating Income (Operations)	$31,350	$24,843

	Three Months Ended
Reconciliation of Diluted EPS	March 29, 2015	March 30, 2014
EPS attributable to Tetra Tech (GAAP):	$0.31	$0.48

Per diluted share, net of tax:
Foreign currency translation	0.01	—
Legal settlement	0.03	—
Contingent consideration	(0.03)	(0.26)
EPS (Operations)	$0.32	$0.22

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses, and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental, or infrastructure industry laws, regulations, or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 29, 2015	March 30, 2014	March 29, 2015	March 30, 2014

Revenue	$564,763	$586,285	$1,145,819	$1,232,133
Subcontractor costs	(132,009)	(130,300)	(275,985)	(293,158)
Other costs of revenue	(362,957)	(386,913)	(721,238)	(783,442)
Selling, general and administrative expenses	(42,512)	(44,229)	(84,699)	(91,602)
Contingent consideration - fair value adjustments	3,113	21,343	3,113	25,973
Operating income	30,398	46,186	67,010	89,904

Interest expense	(1,804)	(2,496)	(3,594)	(4,919)

Income before income tax expense	28,594	43,690	63,416	84,985

Income tax expense	(9,584)	(11,781)	(18,760)	(25,749)

Net income including noncontrolling interests	19,010	31,909	44,656	59,236

Net loss (income) attributable to noncontrolling interests	7	(200)	(64)	(213)

Net income attributable to Tetra Tech	$19,017	$31,709	$44,592	$59,023

Earnings per share attributable to Tetra Tech:
Basic	$0.31	$0.49	$0.72	$0.91

Diluted	$0.31	$0.48	$0.71	$0.90

Weighted-average common shares outstanding:
Basic	61,153	64,835	61,816	64,670

Diluted	61,723	65,710	62,431	65,517

Cash dividends paid per share	$0.07	$—	$0.14	$—

Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	March 29, 2015	September 28, 2014

Assets
Current Assets:
Cash and cash equivalents	$98,518	$122,379
Accounts receivable - net	666,013	701,892
Prepaid expenses and other current assets	48,657	52,256
Income taxes receivable	18,392	22,076
Total current assets	831,580	898,603

Property and equipment - net	65,107	73,864
Investments in and advances to unconsolidated joint ventures	2,159	2,140
Goodwill	671,397	714,190
Intangible assets - net	49,062	63,095
Other long-term assets	24,642	24,512
Total Assets	$1,643,947	$1,776,404

Liabilities and Equity
Current Liabilities:
Accounts payable	$136,319	$175,952
Accrued compensation	89,423	110,186
Billings in excess of costs on uncompleted contracts	95,270	103,343
Deferred income taxes	21,778	20,387
Current portion of long-term debt	10,805	10,989
Estimated contingent earn-out liabilities	—	3,568
Other current liabilities	73,499	79,436
Total current liabilities	427,094	503,861

Deferred income taxes	27,287	28,786
Long-term debt	228,007	192,842
Long-term estimated contingent earn-out liabilities	—	3,462
Other long-term liabilities	38,655	34,397

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at March 29, 2015, and September 28, 2014	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 60,333 and 62,591 shares at March 29, 2015, and September 28, 2014, respectively	603	626
Additional paid-in capital	346,863	402,516
Accumulated other comprehensive loss	(112,620)	(42,538)
Retained earnings	687,437	651,475
Tetra Tech stockholders’ equity	922,283	1,012,079
Noncontrolling interests	621	977
Total equity	922,904	1,013,056
Total Liabilities and equity	$1,643,947	$1,776,404

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	March 29,	March 30,
	2015	2014

Cash flows from operating activities:
Net income including noncontrolling interests	$44,656	$59,236

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	23,948	29,414
Equity in earnings of unconsolidated joint ventures	(1,842)	(1,492)
Distributions of earnings from unconsolidated joint ventures	1,694	1,064
Stock-based compensation	5,391	5,537
Excess tax benefits from stock-based compensation	(165)	(677)
Deferred income taxes	1,460	(2,658)
Provision for doubtful accounts	(1,411)	3,634
Fair value adjustments to contingent consideration	(3,113)	(25,973)
(Gain) loss on disposal of property and equipment	(6,175)	717
Foreign exchange loss (gain)	54	(280)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	37,289	5,550
Prepaid expenses and other assets	6,289	(4,101)
Accounts payable	(39,634)	9,517
Accrued compensation	(20,763)	(21,403)
Billings in excess of costs on uncompleted contracts	(8,073)	6,460
Other liabilities	(20,333)	(15,551)
Income taxes receivable/payable	5,494	7,212
Net cash provided by operating activities	24,766	56,206

Cash flows from investing activities:
Capital expenditures	(12,096)	(11,699)
Payments for business acquisitions, net of cash acquired	—	(10,286)
Payment received on note for sale of operation	—	3,900
Proceeds from sale of property and equipment	9,824	2,957
Net cash used in investing activities	(2,272)	(15,128)

Cash flows from financing activities:
Payments on long-term debt	(24,001)	(459)
Proceeds from borrowings	59,095	—
Payments of earn-out liabilities	(3,199)	(9,337)
Net change in overdrafts	—	(915)
Excess tax benefits from stock-based compensation	165	677
Repurchases of common stock	(68,735)	(6,612)
Dividends paid	(8,630)	—
Net proceeds from issuance of common stock	4,316	17,529
Net cash (used in) provided by financing activities	(40,989)	883

Effect of foreign exchange rate changes on cash	(5,366)	(4,041)

Net (decrease) increase in cash and cash equivalents	(23,861)	37,920
Cash and cash equivalents at beginning of period	122,379	129,305
Cash and cash equivalents at end of period	$98,518	$167,225

Supplemental information:
Cash paid during the period for:
Interest	$3,604	$4,404
Income taxes, net of refunds received of $1.2 million and $1.7 million	$11,599	$19,973